EXHIBIT 4(E)


                                   Registered

NUMBER R-1                                                       $309,300,000

                                    DPL INC.
        FORM OF 8 1/8% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                              DUE SEPTEMBER 1, 2031

Dated:          , 2002
       ------ --

       Registered Holder:     THE BANK OF NEW YORK, AS PROPERTY TRUSTEE,
                              ON BEHALF OF DPL CAPITAL TRUST II

     DPL INC., a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the "COMPANY," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum of Three Hundred and Nine Million Three Hundred Thousand Dollars ($309,300,000) on September 1, 2031, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered Holder hereof as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate per annum specified in the title of this debenture (the "DEBENTURE"), in like coin or currency, semiannually in arrears on the 1st day of March and September of each year (each, an "INTEREST PAYMENT DATE") commencing March 1, 2002, from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this Debenture, in which case from August 31, 2001, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the rate per annum specified in the title of this Debenture, compounded semiannually. The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the Record Date next preceding such Interest Payment Date. The Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Certificate is registered to a holder other than the Property Trustee or a nominee of The Depository Trust Company, in which case the Record Date will be the fifteenth day of the calendar month next preceding the month in which the applicable Interest Payment Date occurs or, if such fifteenth day of the month is not a Business Day, then the Business Day next preceding such day. This Debenture may be presented for payment of principal and interest at the principal corporate trust office of The Bank of New York , as paying agent for the Company, maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the


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person entitled thereto as the address shall appear on the Register of the
Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register; provided that proper transfer instructions have been received by the Record Date. Interest on the Debenture will be computed on the basis of a 360-day year of twelve 30-day months (and for any partial periods on the basis of the number of days elapsed in a 360-day year of twelve 30-day months).

     So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Debenture from time to time to defer payment of interest on this Debenture, for up to ten consecutive semiannual interest payment periods with respect to each deferral period (each an "EXTENSION PERIOD"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date; provided, however, that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond September 1, 2031 or any earlier redemption date. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (together with any Additional Interest thereon to the extent permitted by applicable law, Special Interest, and Additional Tax Sums, if applicable). During any such Extension Period, the Company shall not, and shall cause any Subsidiary of the Company not to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Capital Stock (which includes Common Stock and preferred stock) or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank on a parity with or junior to this Debenture or make any guarantee payments with respect to any DPL Guarantee or other guarantee by the Company that ranks on a parity with or junior to this Debenture (other than (a) dividends or distributions payable in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Capital Stock or any class or series of preferred stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any DPL Guarantee relating to the Preferred Securities issued by the DPL Trust holding this Debenture, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers, employees, consultants or advisors). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided, however, that no Extension Period shall exceed ten consecutive semiannual periods or extend beyond September 1, 2031 or any earlier prepayment date. At any time following the termination of any Extension Period and the payment of all accrued and unpaid interest (together with any Additional Interest, Special Interest and Additional Tax Sums, if applicable) then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. If the Property Trustee is the only registered holder of the Debentures of this series, the Company shall give written notice to the Property Trustee and the Trustee of its election to begin or extend any Extension Period at least five Business Days prior to the earlier of (i) the next succeeding date on which Distributions on the Capital Securities issued by the relevant DPL Trust would have been payable but for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self- regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. An Administrative Trustee shall give notice of the Company's election to


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begin or extend an Extension Period to the holders of such Capital Securities.
If the Property Trustee is not the only holder of the Debentures of this series at the time the Company elects to begin or extend an Extension Period, the Company shall give the holders of the Debentures of this series and the Trustee written notice of its election to begin or extend such Extension Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any applicable self-regulatory organization or to holders of the Debentures of this series.

     This Debenture is issued pursuant to an Indenture, dated as of August 31, 2001, between the Company, as issuer, and The Bank of New York, a New York banking corporation, as trustee, as supplemented by a First Supplemental Indenture dated as of August 31, 2001 (as further supplemented or amended from time to time, the "INDENTURE"). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word "HOLDER" or "HOLDERS" meaning the registered holder or registered holders) of the Debentures. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Debenture, the Holder hereof agrees to be bound by the provisions of the Indenture.

     The Debentures of this series shall have an initial aggregate principal amount of Three Hundred and Nine Million Three Hundred Thousand Dollars ($309,300,000).

     The indebtedness of the Company evidenced by this Debenture, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to Holders of Senior Indebtedness of the Company and each Holder of this Debenture, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.


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


     IN WITNESS WHEREOF, DPL INC. has caused this instrument to be signed, manually or in facsimile, by its Chairman of the Board, or its Chief Executive Officer, or its President or any Vice Chairman, or any Vice President and by its Treasurer or an Assistant Treasurer or its Controller or its Secretary or an Assistant Secretary.

                                           DPL INC.



                                           By:  ____________________________
                                           Name:
                                           Title:

                                           By:  ____________________________
                                           Name:
                                           Title:
[Seal]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities, of the series designated herein, described in the within-mentioned Indenture.

Dated: ______, __, 2002                    THE BANK OF NEW YORK, as Trustee

                                           By:  ____________________________
                                                   Authorized Signatory

                              REVERSE OF DEBENTURE

     As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the payment of principal or interest on the Debentures of this series or with respect to compliance with certain covenants occurs and is continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Debentures of each series as to which such Event of Default has occurred may declare the principal amount of all the Debentures of such series, together with any accrued interest (including any Additional Interest, Special Interest and Additional Tax Sums), to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if such notice is given by Holders). If the Debentures have been issued to an DPL Trust, upon such an Event of Default, if the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debentures of this series fails to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding Capital Securities of such DPL Trust then outstanding shall have such right by a notice in writing to the Company and the Trustee, and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest, Special Interest and Additional Tax Sums) on all the Debentures of such series shall become immediately due and payable; provided that the payment of principal and interest on the Debentures shall remain subordinated to the extent provided in the Indenture.

     If an Event of Default with respect to certain covenants applicable to all series of securities issued under the Indenture (collectively, the "SECURITIES") occurs and is continuing, then either the Trustee or the Holders of not less than 25% in principal amount of all then outstanding Securities under the Indenture (voting as a single class) may declare the principal amount of all such Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if such notice is given by Holders). If the Securities of a series issued under the Indenture have been issued to an DPL Trust, upon such an Event of Default, if the Trustee and the Holders of not less than 25% in principal amount of all outstanding Securities of that series fail to declare the principal of all the Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding Capital Securities of such DPL Trust then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest and Special Interest) on all the Securities of that series shall become immediately due and payable; provided that the payment of principal and interest shall remain subordinated to the extent provided in the Indenture.

     The Indenture provides that in certain events such declaration that principal and accrued interest are due and payable, and the consequences of such declaration, may be rescinded and annulled by the holders of a majority in principal amount of the Securities then outstanding under the Indenture as to which such acceleration of the payment of principal and interest has occurred, voting as one class. In the case of Securities issued under the Indenture to one or more DPL Trusts, should the Holders of such Securities fail to rescind and annul such declaration and its consequences, the Holders of a majority in aggregate liquidation amount of the corresponding Capital Securities of such DPL Trusts shall have such right. The Indenture also provides that the Holders of a majority in principal amount of all of the Securities of all series then outstanding as to which an Event of Default has occurred may, on behalf of all


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Holders of such Securities, waive any past default under the Indenture other than (a) a default in the payment of the principal of or interest on any of the Securities or (b) a default in respect of a covenant or provision of the Indenture which under the terms of the Indenture cannot be modified or amended without the consent of each Holder of Securities so affected. In the case of Securities of one or more series issued to one or more DPL Trusts, the Indenture provides that the Holders of a majority in aggregate liquidation amount of the corresponding Capital Securities issued by such DPL Trusts shall also have the right to waive such defaults.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in principal amount of the outstanding Securities of all affected series (voting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) change the fixed maturity of any Securities, or reduce the rate or extend the time of payment of interest thereon or on any overdue principal amount, or reduce the principal amount thereof, or reduce any amount payable upon any redemption thereof, or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than that herein prescribed, without the consent of the Holder of each security so affected, (ii) reduce the percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of all Holders of Securities then outstanding, (iii) modify certain provisions of the Indenture relating to waiver of compliance with covenants, waiver of defaults or modification of the Indenture without the consent of all Holders of Securities then outstanding, except to increase the percentage of Holders required for such waiver or modification, or (iv) modify the provisions with respect to the subordination of outstanding Securities of any series in a manner adverse to the Holders thereof, without the consent of the Holder of each security so affected; provided, however, that, in the case of the Securities of a series issued to an DPL Trust, so long as any of the corresponding series of Capital Securities issued by such DPL Trust remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Capital Securities or Preferred Securities in any material respect, and no termination of the Indenture shall occur, and no waiver of any Event of Default with respect to such series or compliance with any covenant with respect to such series under the Indenture shall be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of such Capital Securities then outstanding, unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any Additional Interest) thereon shall have been paid in full and (ii) no amendment shall be made to Section 6.05 of the Base Indenture (regarding the right of Holders of Capital Securities to institute a suit directly against the Company) that would impair the rights of the Holders of Capital Securities provided therein without the prior consent of all Holders of Capital Securities then outstanding, unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full.

     As provided in and subject to the provisions in the Indenture, the Company shall have the option to redeem the Debentures of this series at any time, in whole but not in part, at the Optional Redemption Price. In addition, if a Special Event shall occur and be continuing, the Company may redeem the Debentures of this series at any time within 90 days after the occurrence of


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that Special Event, in whole but not in part, at the Special Event Redemption
Price.

     Any consent or waiver by the Holder of this Debenture given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Debenture or such other Debentures. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture, at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Register of the Debentures of this series upon surrender of this Debenture for registration of transfer at the offices maintained by the Company or its agent for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Debentures of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debenture shall be registered upon the Register of the Debentures of this series as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

     The Company and, by acceptance of this Debenture or a beneficial interest in this Debenture, each holder hereof and any person acquiring a beneficial interest herein, agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.


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     This Debenture shall be deemed to be a contract made under the laws of the
State of New York (without regard to conflicts of laws principles thereof) and for all purposes shall be governed by, and construed in accordance with, the laws of said State (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute).


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